Exhibit 10.6

FOURTH AMENDMENT TO RENEWAL AGREEMENT

THIS FOURTH AMENDMENT TO RENEWAL AGREEMENT (this “Fourth Amendment”), dated as of September 29, 2005, is between CNL HOTELS & RESORTS, INC. (f/k/a CNL Hospitality Properties, Inc.), a Maryland corporation (the “Company”), and CNL HOSPITALITY CORP., a Florida corporation (the “Advisor”). (Each a “Party”, and collectively the “Parties”). Defined terms used herein but not otherwise defined shall have the meanings ascribed to such terms in that certain Renewal Agreement, dated as of March 31, 2005, by and between the Parties (the “Renewal Agreement”).

R E C I T A L S:

WHEREAS, the Parties previously have entered into the Renewal Agreement; and

WHEREAS, Paragraph Three of the Renewal Agreement provided that i) in the event that the Parties cannot agree, after good faith negotiations, upon a new Rate on or before July 1, 2005 (the “Arbitration Date”), the Parties shall submit the determination of the Rate to binding arbitration, so long as such arbitration shall not be inconsistent with applicable law or the Company’s Articles of Amendment and Restatement, as amended (the “Charter”), and ii) if it is determined by the Company that arbitration is specifically inconsistent with applicable law or the Charter, the Company shall notify the Advisor in writing prior to July 1, 2005 (the “Notification Date”) and the Parties will negotiate in good faith to agree upon an alternative method to determine the new Rate;

WHEREAS, the Parties agreed to extend until August 1, 2005 the Arbitration Date and the Notification Date under the terms of the First Amendment to Renewal Agreement, dated as of June 30, 2005 (the “First Amendment”);

WHEREAS, the Parties agreed to extend until September 1, 2005 the Arbitration Date and the Notification Date under the terms of the Second Amendment to Renewal Agreement, dated as of July 29, 2005 (the “Second Amendment”);

WHEREAS, the Parties agreed to extend until October 1, 2005 the Arbitration Date and the Notification Date under the terms of the Third Amendment to Renewal Agreement, dated as of August 30, 2005 (the “Third Amendment”); and

WHEREAS, the Parties desire to extend until November 1, 2005 the Arbitration Date and the Notification Date upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. Paragraph Three of the Renewal Agreement (as amended by the First Amendment, the Second Amendment and the Third Amendment) is amended by deleting the reference to October 1, 2005 in each of the fifth and sixth sentences and replacing such date with November 1, 2005.

2. Except as amended above, the Renewal Agreement shall remain in full force and effect.

3. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amendment as of the date and year first above written.

CNL HOTELS & RESORTS, INC.
(f/k/a CNL Hospitality Properties, Inc.)
By:	/s/ C. Brian Strickland
Name: C. Brian Strickland
Its: Executive Vice President and Secretary

CNL HOSPITALITY CORP.

By:	/s/ James M. Seneff
Name: James M. Seneff
Its: Director and Chairman